Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/A (No. 333-160759) and in the Registration Statement on Form S-8 (No. 333-159222) of Angiotech Pharmaceuticals, Inc. of our report dated March 16, 2011 relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Vancouver, British Columbia

March 16, 2011